Exhibit 99.1

Contact:

Wende Cover

MicroStrategy Incorporated

(703) 770-1646

(wcover@microstrategy.com)

MicroStrategy Announces

First Quarter 2005 Financial Results

MCLEAN, Va., April 28, 2005 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ended March 31, 2005 (the first quarter of its 2005 fiscal year). First quarter 2005 revenue was $60.0 million versus $49.1 million in the first quarter of 2004, a 22% increase.

License revenue for the quarter was $21.8 million versus $18.8 million in the first quarter of 2004. Revenue from product support and services in the first quarter of 2005 increased 26% over the first quarter of 2004. First quarter 2005 income from operations was $18.5 million versus $10.2 million in the first quarter of 2004. Net income for the first quarter of 2005 was $15.1 million, or $0.89 per diluted share, as compared to $10.4 million, or $0.60 per diluted share, for the first quarter of 2004.

“We are pleased to announce our financial results for the first quarter of 2005,” said Arthur S. Locke III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “Our results reflect the Company’s commitment to delivering innovative technology and services to our customers.”

New Customers:

New customers and new deals with existing customers in Q1 2005 included:

American Healthways; American Institute for Chartered Property Casualty Underwriters; AmerisourceBergen Corporation; Bank of the West; BI-LO, LLC; Brickstream; Cancer Care Ontario; Charming Shoppes; Chuck Latham Associates; Classic Residence by Hyatt; Communifax Corporation; Corporate Express; Dick’s Sporting Goods; Finali Corporation; Finlay Enterprises; Forest Laboratories; Giorgio Armani Corporation; ImpactRX; Intel Corporation; Liquor Control Board of Ontario; Northwest Evaluation Association; Oakwood Homes; Payless ShoeSource, Inc.; Petco Animal Supplies, Inc.; Porsche Cars North America; Rewards Plus; RGA Reinsurance Company; Rheem Manufacturing; Rite-Hite Corporation; Scott & White Memorial Hospital; Solucient L.L.C.; Starbucks Corporation; Temple-Inland Corporation Services; Upsher-Smith Laboratories, Inc.; Verispan, LLC; Wells Fargo Home Mortgage; Wilton Industries, Inc.

Examples of Noteworthy Customer Deals from Q1 2005:

Giorgio Armani

The Armani Group, one of the leading fashion and luxury goods groups in the world today, designs, manufactures, distributes and retails fashion and lifestyle products including apparel, accessories, eyewear, watches, jewelry, home interiors, fragrances and cosmetics under a range of brand names: Giorgio Armani, Armani Collezioni, Emporio Armani, AJ | Armani Jeans, A/X Armani Exchange, Armani Junior and Armani Casa. After evaluating competing products in the industry, Giorgio Armani Corporation, the US division, selected the MicroStrategy platform for its ease-of-use, Web-based platform, and analytical capabilities. Users are performing store and sales reporting and analysis against customer and financial data stored in an Oracle data warehouse. Giorgio Armani Corporation utilizes MicroStrategy to more effectively monitor store performance and manage product sales trends in order to improve overall sales and profitability.

Corporate Express

Corporate Express, one of the world’s largest suppliers of essential office and computer products with 2004 sales of approximately US$ 4.5 billion in North America, has selected MicroStrategy as its enterprise business intelligence (BI) standard and intends to replace its existing BI installation. MicroStrategy will enable approximately 2,000 employees to monitor business performance at the corporate and divisional level, receive highly visual dashboards, and perform interactive enterprise reporting and analysis against a 4.5-terabyte Oracle® data warehouse. Corporate Express employees in sales, finance, and operations as well as the entire Corporate Express executive management team will use MicroStrategy to find specific information about customer trends or popular products and present information in user-friendly, boardroom quality reports.

Charming Shoppes, Inc.

Charming Shoppes Inc. is a leading specialty apparel retailer primarily focused on plus-size women’s apparel through three distinct brands: Lane Bryant, Fashion Bug and Catherines Plus Sizes. Charming Shoppes has deployed several MicroStrategy applications to report, analyze and monitor sales and merchandising activity, inventory levels, customer traffic in and out of stores, point-of-sales transaction details and promotion history, and HR/payroll reviews of store payroll hours and budget data. The company has adopted MicroStrategy as its enterprise BI standard because the platform is easy to use, flexible, 100% Web-based and is highly scalable for large databases and user communities.

Payless ShoeSource, Inc.

Payless ShoeSource, Inc. is the largest specialty family footwear retailer in the Western Hemisphere operating a total of 4,646 stores. After considering other BI solutions, Payless ShoeSource selected MicroStrategy for its user-friendly interface, data and user scalability, and Web-based architecture. Approximately 250 employees perform mission-critical sales performance reporting and analysis against sales and inventory data stored in a 1.5 terabyte DB2 data warehouse on a zSeries platform. Payless ShoeSource will utilize MicroStrategy to more effectively monitor inventory levels of current and aged product, and manage promotional pricing effectiveness in order to improve margins and same-store sales, and decrease markdowns.

Porsche Cars North America, Inc.

Porsche Cars North America, Inc., (PCNA) with headquarters in Atlanta, GA, is the exclusive importer, marketer, and distributor of Porsche automobiles for the United States. PCNA will use MicroStrategy to report, analyze and monitor sales and marketing information. Such analyses will provide PCNA with the insight needed to be more responsive to its customers, increase dealership productivity and support the company’s business objectives. PCNA selected the MicroStrategy Business Intelligence Platform for its ease-of-use, advanced analytical capabilities, and scalability.

Update on MicroStrategy 8:

MicroStrategy 8 was launched on January 31, 2005, in conjunction with the MicroStrategy World 2005 conference and received a positive response from customers, analysts and partners. MicroStrategy 8 is an extension of the MicroStrategy 7 architecture that allows businesses to extend the richness of MicroStrategy business intelligence to a more diverse population, and to use it to manage more facets of business performance. The new MicroStrategy release, which was in development for more than two years, offers the latest in technical innovations with over 2,000 enhancements.

One of the key differentiators of MicroStrategy 8 is its integrated BI platform, eliminating the need for companies to use numerous distinct products from different vendors for reporting, analysis, and performance monitoring. With a scalable architecture and a single metadata, users can navigate seamlessly from scorecards and dashboards to reports and analysis without being forced to open and close multiple BI tools and navigate dissimilar interfaces. Another highlight of MicroStrategy 8 is the newly designed Web interface, specifically tailored for the business person and optimized for high productivity. The new user interface includes an array of “one-click” actions to make business users more productive in their viewing and exploration of data.

Additionally, MicroStrategy 8 broadens the universe of data sources that can be accessed for reporting and analysis activity. Business users can now directly query data stored in their financial, human resources, supply chain, and other operational systems, without having to first move this data into a data mart or data cube. MicroStrategy also provides direct access to data stored in SAP® BW.

For the first time, MicroStrategy 8 enables business users to format reports and scorecards in WYSIWYG (what-you-see-is-what-you-get) mode. Developers no longer need to spend time anticipating exact formatting requirements, since business users can now leverage the PowerPoint or Excel formatting skills they already have to fine-tune their own reports. Formatting can be completed over the web using a zero-footprint, multi-browser Web interface. Other enhancements found in MicroStrategy 8 include the integration of data mining into mainstream reports and analyses; direct access to operational data from ERP systems; and integrated views of data across heterogeneous data stores.

With its broad range of innovative and easy-to-use enhancements, MicroStrategy 8 has garnered positive feedback and increased customer adoption. Although MicroStrategy 8 represents a significant advance, upgrading to MicroStrategy 8 is seamless for customers. Since there are no fundamental changes to the metadata, overall architecture or new products, customers can easily upgrade to MicroStrategy 8.

The launch of MicroStrategy 8 started in February with a global Webcast and then covered 56 cities with live events, attracting thousands of interested participants. The second launch tour begins on May 2, 2005 and will cover 50 locations worldwide. More information on the MicroStrategy 8 launch events is available at http://www.microstrategy8.com.

Conference Call:

MicroStrategy will be discussing its first quarter 2005 financial results on a conference call today beginning at approximately 5:30 p.m. EDT. To access the conference call dial 877-597-9704 (domestically) or 706-634-6550 (internationally) and mention Michael Saylor as Chairperson. A live Webcast and replay of the conference call will be available at http://www.microstrategy.com/investor. A 48-hour replay of the call will also be available by dialing 800-642-1687 (domestically) or 706-645-9291 (internationally), conference ID 5243153.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps the world’s leading organizations make better business decisions every day. Companies use MicroStrategy to transform vast amounts of data into actionable information that enhances their performance, productivity and competitive edge. MicroStrategy’s customers include the top twelve FORTUNE 500 global telecommunications companies, the top eight global pharmaceutical companies, and nearly two-thirds of the top 50 global retailers. MicroStrategy has relationships with systems integrators and technology partners, including IBM, HP, Oracle, Sun, and Teradata. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 7, MicroStrategy 8 and MicroStrategy Business Intelligence Platform are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including its estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8, MicroStrategy 7i, MicroStrategy Universal Edition, and MicroStrategy Report Services software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
	(unaudited)
Revenues
Product licenses	$21,811	$18,811
Product support and other services	38,175	30,295

Total revenues	59,986	49,106

Cost of Revenues
Product licenses	1,277	844
Product support and other services	7,416	6,911

Total cost of revenues	8,693	7,755

Gross profit	51,293	41,351

Operating Expenses
Sales and marketing	17,234	16,406
Research and development	7,218	6,730
General and administrative	8,352	7,953
Amortization of intangible assets	18	18

Total operating expenses	32,822	31,107

Income from operations	18,471	10,244
Financing and Other Income
Interest income	872	115
Interest expense	(15)	(14)
Gain on investments	18	—
Other income, net	258	806

Total financing and other income	1,133	907

Income before income taxes	19,604	11,151
Provision for income taxes	4,551	772

Net income	15,053	10,379

Basic earnings per share	$0.93	$0.65

Diluted earnings per share	$0.89	$0.60

Basic weighted average shares outstanding	16,224	16,010

Diluted weighted average shares outstanding	16,965	17,253

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2005	December 31, 2004
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$63,239	$68,314
Restricted cash and investments	6,225	1,210
Short-term investments	68,385	37,816
Accounts receivable, net	27,903	40,917
Prepaid expenses and other current assets	6,085	6,337
Deferred tax assets, net	20,417	20,583

Total current assets	192,254	175,177
Property and equipment, net	15,086	16,096
Capitalized software development costs, net	5,518	5,479
Long-term investments	26,370	26,365
Deposits and other assets	2,831	3,021
Deferred tax assets, net	108,966	110,818

Total Assets	$351,025	$336,956

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$13,955	$18,906
Accrued compensation and employee benefits	17,634	25,292
Accrued restructuring costs	1,750	1,762
Deferred revenue and advance payments	52,005	43,674

Total current liabilities	85,344	89,634
Deferred revenue and advance payments	1,314	1,681
Other long-term liabilities	3,207	3,157
Accrued restructuring costs	1,553	1,906

Total Liabilities	91,418	96,378

Stockholders’ Equity:
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 12,968 shares issued and 12,900 shares outstanding, and 12,909 shares issued and 12,841 shares outstanding, respectively	13	13
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,394 and 3,394 shares issued and outstanding, respectively	3	3
Additional paid-in capital	421,718	417,287
Treasury stock, at cost; 68 and 68 shares, respectively	(2,331)	(2,331)
Accumulated other comprehensive income	2,751	3,206
Accumulated deficit	(162,547)	(177,600)

Total stockholders’ equity	259,607	240,578

Total Liabilities and Stockholders’ Equity	$351,025	$336,956

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended March 31,
	2005	2004
	(unaudited)
Operating activities:
Net income	$15,053	$10,379
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,373	2,061
Bad debt (recovery) provision	(134)	306
Deferred taxes	3,836	248
Other, net	(298)	8
Changes in operating assets and liabilities:
Accounts receivable	12,037	7,268
Prepaid expenses and other current assets	214	423
Deposits and other assets	144	152
Accounts payable and accrued expenses, compensation and employee benefits	(11,004)	(3,966)
Accrued restructuring costs	(385)	(610)
Deferred revenue and advance payments	8,611	8,809
Other long-term liabilities	50	(17)

Net cash provided by operating activities	30,497	25,061

Investing activities:
Proceeds from maturities of short-term investments	19,000	—
Purchases of short-term investments	(49,293)	—
Purchases of property and equipment, net	(537)	(2,019)
Capitalized software development costs	(926)	(418)
Increase in restricted cash and investments	(5,061)	(1)

Net cash used in investing activities	(36,817)	(2,438)

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	2,407	1,904

Net cash provided by financing activities	2,407	1,904
Effect of foreign exchange rate changes on cash and cash equivalents	(1,162)	(123)

Net (decrease) increase in cash and cash equivalents from continuing operations	(5,075)	24,404
Net cash received from discontinued operations	—	35

Net (decrease) increase in cash and cash equivalents	(5,075)	24,439
Cash and cash equivalents, beginning of period	68,314	51,882

Cash and cash equivalents, end of period	$63,239	$76,321